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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 1998

                                            REGISTRATION STATEMENT NO.  33-56989

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

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             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                          HYPERION SOFTWARE CORPORATION
             (Exact name of registrant as specified in its charter)

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             DELAWARE                                    06-1326879
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                               900 LONG RIDGE ROAD
                           STAMFORD, CONNECTICUT 06902
                                 (203) 703-3000

                        (Address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)

                             ----------------------

                                MICHAEL A. MANTO
                      VICE PRESIDENT, CORPORATE CONTROLLER
                       AND ACTING CHIEF FINANCIAL OFFICER
                          HYPERION SOFTWARE CORPORATION
                               900 LONG RIDGE ROAD
                           STAMFORD, CONNECTICUT 06902
                                 (203) 703-3000

                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                 with a copy to:
                              JOHN A. BURGESS, ESQ.
                             HAL J. LEIBOWITZ, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: NOT APPLICABLE

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-_______.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-__________.

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                                EXPLANATORY NOTE

         Pursuant to a Registration Statement on Form S-3 (File No. 33-56989) (the "Registration Statement"), Hyperion Software Corporation (the "Company") registered an aggregate of 1,029,170 shares (after giving effect to a 2-for-1 stock split on December 15, 1995) of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company. The Registration Statement was declared effective on January 18, 1995.

         Under the terms of a Registration Rights Agreement among the Company and certain holders of the shares offered under the Registration Statement, the Company was required to keep the Registration Statement effective until November 29, 1996. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering 80,484 shares of the Common Stock, which were not sold in the offering.


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                                   SIGNATURES

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Company duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on the 21st day of August, 1998.

                                      HYPERION SOFTWARE CORPORATION

                                      By: /s/ Michael A. Manto
                                          ------------------------------------
                                          Michael A. Manto
                                          Vice President, Corporate Controller
                                          and Acting Chief Financial Officer